Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of AgriFORCE Growing Systems Ltd. of our report dated April 7, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of AgriFORCE Growing Systems Ltd. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP

Costa Mesa, CA

April 25, 2025